                                                                      EXHIBIT 12

                          AVERY DENNISON CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in Millions)

                                                         Quarter Ended
                                           -----------------------------------------
                                           April 1, 1995               April 2, 1994
                                           -----------------------------------------
Earnings:
  Income before taxes                          $54.8                       $40.0
    Add:  Fixed Charges*                        14.5                        16.1
          Amortization of capitalized
            interest                              .3                          .3
    Less: Capitalized interest                   (.8)                        (.7)
                                           -----------------------------------------
                                               $68.8                       $55.7
                                           =========================================
*Fixed charges:
  Interest expense                              10.0                        11.5
  Capitalized interest                            .8                          .7
  Amortization of debt issuance                   .1                          .1
  Interest portion of leases                     3.6                         3.8
                                           -----------------------------------------
                                               $14.5                       $16.1
                                           =========================================
Ratio of Earnings to Fixed
 Charges                                         4.7                         3.5
                                           =========================================

  The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income before taxes plus fixed charges (excluding capitalized interest), and fixed charges consist of interest expense, capitalized interest, amortization of debt issuance costs and the portion of rent expense (estimated to be 35%) on operating leases deemed representative of interest.

                                  Exhibit 12